EXECUTION COPY

                        RECONSTITUTED SERVICING AGREEMENT

      THIS RECONSTITUTED SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of June 2003, by and between LEHMAN BROTHERS HOLDINGS INC., A Delaware corporation (the "Seller" or "Lehman Brothers Holdings"), and WASHINGTON MUTUAL BANK, FA, a savings association organized under the laws of the United States, successor in interest to NORTH AMERICAN MORTGAGE COMPANY, a Delaware corporation (together, the "Servicer"), recites and provides as follows:

                                    RECITALS

      WHEREAS, AIG Centre Capital Group Inc., formerly Centre Capital Group, Inc. ("CCGI"), acquired certain first lien, fixed and adjustable rate, conventional mortgage loans on a servicing-retained basis from the Servicer, which mortgage loans were either originated or acquired by the Servicer.

      WHEREAS, such mortgage loans are currently being serviced by the Servicer for CCGI pursuant to a Master Servicing Agreement (the "Master Servicing Agreement"), dated as of April 18, 2000 and annexed as Exhibit B hereto, by and between CCGI, as owner, and the Servicer, as servicer.

      WHEREAS, pursuant to the Master Mortgage Loan Purchase and Warranties Agreement, dated as of February 1, 2002 (the "Master Mortgage Loan Purchase Agreement"), and annexed as Exhibit C hereto, Lehman Brothers Bank, FSB (the "Bank") has purchased or received from CCGI all of CCGI's right, title and interest in and to certain of the mortgage loans currently serviced under the Master Servicing Agreement (hereinafter, the "Mortgage Loans") and assumed for the benefit of the Servicer the obligations of CCGI as owner under such Agreement.

      WHEREAS, pursuant to an Assignment and Assumption Agreement, dated June 1, 2003 (the "Assignment and Assumption Agreement") annexed as Exhibit F hereto, the Seller acquired from the Bank all of the Bank's right, title and interest in and to the mortgage loans currently serviced under the Master Servicing Agreement and assumed for the benefit of each of the Servicer and the Bank the rights and obligations of the Bank as owner of such mortgage loans pursuant to the Master Mortgage Loan Purchase Agreement and the Master Servicing Agreement.

      WHEREAS, the Seller has conveyed certain of the Mortgage Loans, as identified on Exhibit D hereto (the "Serviced Mortgage Loans"), to Structured Asset Securities Corporation, a Delaware special purpose corporation ("SASCO"), which in turn has conveyed the Serviced Mortgage Loans to Citibank, N.A. (the "Trustee"), pursuant to a trust agreement dated as of June 1, 2003 (the "Trust Agreement"), among the Trustee, Aurora Loan Services Inc., as master servicer ("Aurora," and, together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the "Master Servicer") and SASCO.

      WHEREAS, the Seller desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the conditions set forth herein.

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                                                                  EXECUTION COPY

      WHEREAS, the Seller and the Servicer agree that the provisions of the Master Servicing Agreement shall continue to apply to the Serviced Mortgage Loans, except to the extent otherwise provided herein and that this Agreement shall constitute a Reconstitution Agreement (as such term is defined in the Master Servicing Agreement) which shall govern the Serviced Mortgage Loans for so long as such Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement.

      WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right under the conditions specified herein to terminate for cause the rights and obligations of the Servicer under this Agreement.

         WHEREAS, the Seller and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

                                    AGREEMENT

      1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the Master Servicing Agreement incorporated by reference herein (regardless of whether such terms are defined in the Master Servicing Agreement), shall have the meanings ascribed to such terms in the Trust Agreement; provided, however, Due Period, Principal Prepayment Period and Event of Default shall have the meaning ascribed to each such term in the Master Servicing Agreement.

      2. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Master Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Master Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

      3. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the SASCO 2003-23H Trust Fund (the "Trust Fund") created pursuant to the Trust Agreement, shall have the same rights as the Seller, as owner, under the Master Servicing Agreement to enforce the obligations of the Servicer under the Master Servicing Agreement and the term "Owner" as used in the Master Servicing Agreement in connection with any rights of the Owner shall refer to the Trust Fund or, as the context requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Section 9.01 of the Master Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Seller under the Master Servicing Agreement; and in connection with the performance of the Master Servicer's duties hereunder, the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

      4. Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Serviced Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto. The Servicer hereby restates as of the Closing Date the representations and warranties made in Section 6.01 of the Master Servicing Agreement.

      5. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

      All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

            Aurora Loan Services Inc.
            2530 South Parker Road
            Suite 601
            Aurora, Colorado 80014
            Attention: E. Todd Whittemore, Master Servicing, SASCO/ALS 2003-23H
            Telephone: (303) 632-3000
            Telecopier: (303) 632-3001

      All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

            JPMorgan Chase Bank
            New York, New York
            ABA#: 021-000-021
            Account Name: Aurora Loan Services Inc.,
                          Master Servicing Payment Clearing Account
            Account Number: 066-611059
            Beneficiary: Aurora Loan Services, Inc.
            For further credit to: SASCO 2003-23H

      All notices required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

            Citibank, N.A.
            111 Wall Street
            14th Floor, Zone 3
            New York, New York 10005
            Attention: Structured Finance-SASCO 2002-23H
            Telephone: 212-657-7781
            Facsimile: 212-657-4009

      All notices required to be delivered to the Seller hereunder shall be delivered to the Seller at the following address:

            Lehman Brothers Holdings Inc.
            745 Seventh Avenue, 7th Floor
            New York, New York  10019
            Attention: Leslee Gelber
            Telephone: (212) 526-5861
            E-mail: lgelber@lehman.com

            With a copy to:
            Morgan, Lewis & Bockius, LLP
            1701 Market Street
            Philadelphia, PA 19103
            Attention: Steven J. Molitor, Esq.

      All notices required to be delivered to the Servicer hereunder shall be delivered to the following address:

            Washington Mutual Bank, FA
            1201 Third Avenue, WMT 0511
            Seattle, WA  98101
            Attention: General Counsel
            Telephone: (206) 461-8890
            Facsimile: (206) 461-5739

            Washington Mutual Bank, FA
            19850 Plummer St. (Mail Stop N070205)
            Chatsworth, CA 91311
            Attention: Vice President, Investor Reporting
            Telephone: (818) 775-2278
            Facsimile: (818) 775-2819

            Washington Mutual Bank, FA
            9601 McAllister Freeway
            San Antonio, Texas 78216
            Attention: Vice President, Investor Reporting
            Telephone: (210) 525-7093
            Facsimile: (210) 525-7511

      6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

      7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

      8. Reconstitution. The Seller and the Servicer agree that this Agreement is a "Reconstitution Agreement" and that the date hereof is the "Reconstitution Date", each as defined in the Master Servicing Agreement.

      Executed as of the day and year first above written.

                                        LEHMAN BROTHERS HOLDINGS INC.,
                                        as Owner

                                        By:_____________________________________
                                           Name: Bradford Andres
                                           Title: Authorized Signatory


                                        WASHINGTON MUTUAL BANK, FA, successor in
                                          interest to NORTH AMERICAN
                                          MORTGAGE COMPANY,
                                          as Servicer

                                        By:_____________________________________
                                           Name:
                                           Title:

Acknowledged By:

AURORA LOAN SERVICES INC.,
     as Master Servicer

By:________________________________
   Name:  E. Todd Whittemore
   Title: Executive Vice President


CITIBANK, N.A.,
     as Trustee

By:________________________________
Name:  Karen Schluter
Title: Assistant Vice President

                                    EXHIBIT A

                 Modifications to the Master Servicing Agreement

1. Unless otherwise specified herein, any provisions of the Master Servicing Agreement, including definitions, relating to (i) representations and warranties of the Owner and (ii) Whole-Loan Transfers, Pass-Through Transfers, Acknowledgement Agreements, Closing Dates, Cut-off Dates and First Remittance Dates shall be disregarded. Unless otherwise specified herein, for purposes of this Agreement, the exhibits to the Master Servicing Agreement and all references to such exhibits shall also be disregarded.

2. The definition of "Custodial Agreement" in Article I is hereby amended in its entirety to read as follows:

            "Custodial Agreement" means the Trust Agreement.

3. The definition of "Custodian" in Article I is hereby amended in its entirety to read as follows:

            "Custodian" means Wells Fargo Bank Minnesota, National Association

4. The definition of "Due Date" in Article I is hereby amended in its entirety to read as follows:

            "Due Date": With respect to any Mortgage Loan and any Remittance Date, the day of the month on which the Mortgage Payment is due and
            (i) if such day is the first day of the calendar month, such day shall be included in the Due Period in the same month as the related Remittance Date, and (ii) if such day is the second day to the last day of the calendar month, such day shall be included in the Due Period in the month prior to the related Remittance Date. Based on the application of this definition and related definitions, for example, a payment due on November 20 and a payment due on December 1 each would be remitted on the Remittance Date in the month of December.

5. The definition of "Eligible Investments" in Article I is hereby amended in its entirety to read as follows:

            "Eligible Investments": Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

                  (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");


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

                  (ii) federal funds, or demand and time deposits in,
            certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

                  (iii) repurchase agreements collateralized by Direct
            Obligations or securities guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the aggregate principal balance of the Mortgage Loans; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

                  (v) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

                  (vi) a Qualified GIC;

                  (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and


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

                  (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by each Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered,
            (y) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time, provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

6. The definition of "Ginnie Mae" is hereby added to Article I to immediately follow the definition of "Freddie Mac":

            "Ginnie Mae": The Government National Mortgage Association, or any successor thereto.

7. The definition of "Monthly Advance" in Article I is hereby amended in its entirety to read as follows:

            "Monthly Advance" means with respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the related Due Date, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan.

8. The definition of "Mortgage Loan" in Article I is hereby amended in its entirety to read as follows:

            "Mortgage Loan": An individual servicing retained Mortgage Loan which has been assigned by CCGI to the Bank pursuant to the Master Mortgage Loan Purchase Agreement and is subject to this Agreement, each Mortgage Loan subject to this Agreement being identified on the Mortgage Loan Schedule to this Agreement, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

9. The definition of "Mortgage Loan Schedule" in Article I is hereby amended in its entirety to read as follows:

            "Mortgage Loan Schedule": The schedule of Mortgage Loans setting forth certain information with respect to the Mortgage Loans which were acquired by the Bank from CCGI pursuant to the Master Mortgage Loan Purchase Agreement, which Mortgage Loan Schedule is attached as Exhibit D to this Agreement.

10. The definition of "Opinion of Counsel" in Article I is hereby amended by replacing the period at the end of such definition with a semicolon and adding the following proviso:

            provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Servicer and the Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or the Master Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer or the Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

11. The definition of "Prepayment Interest Shortfall Amount" in Article I is hereby amended and restated in its entirety to read as follows:

            "Prepayment Interest Shortfall Amount": With respect to any Remittance Date and any Mortgage Loan that was subject to a Principal Prepayment in full during the related Principal Prepayment Period, the difference between (i) one full month's interest at the applicable Mortgage Loan Remittance Rate on the outstanding principal balance of such Mortgage Loan immediately prior to such Principal Prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

12. The definition of "Qualified Depository" is hereby amended and restated in its entirety to read as follows:

            "Qualified Depository": Any of (i) a federal or state-chartered depository institution the accounts of which are insured by the FDIC and whose commercial paper, short-term debt obligations or other short-term deposits are rated at least "A-1+" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. if the deposits are to be held in the account for less than 30 days, or whose long-term unsecured debt obligations are rated at least "AA-" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. if the deposits are to be held in the account for more than 30 days, (ii) the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity,
            (iii) Lehman Brothers Bank, FSB, a federal savings bank, or (iv) Washington Mutual Bank, FA as long as its long-term debt obligations are rated at least "A-" by Standard and Poor's and "A2" by Moody's

13. The definition of "Qualified GIC" is hereby added to Article I to immediately follow the definition of "Qualified Depository", to read as follows:

            "Qualified GIC": A guaranteed investment contract or surety bond providing for the investment of funds in the Custodial Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

                  (a) be an obligation of an insurance company or other
            corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

                  (b) provide that the Servicer may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

                  (c) provide that if at any time the then current credit
            standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Servicer, the Servicer shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

                  (d) provide that the Servicer's interest therein shall be
            transferable to any successor servicer or the Master Servicer hereunder; and

                  (e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Custodial Account, as the case may be, not later than the Business Day prior to any Determination Date.

14. The definition of "Servicing Fee" in Article I is hereby amended in its entirety to read as follows:

            "Servicing Fee": An amount equal to one-twelfth the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of the Mortgage Loan. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds) of such Monthly Payment collected by the Servicer or as otherwise provided under this Agreement.

15. The parties hereto acknowledge that Section 2.02 (Books and Records) of the Master Servicing Agreement shall be modified to indicate that the Servicer shall prepare and execute at the direction of the Seller any note endorsements in connection with transfer of the Mortgage Loans to the Trust Fund as the Owner of the Mortgage Loans and that the Seller shall pay for any fees associated with the preparation and execution of such note endorsements to the Trust Fund.

16. The parties hereto acknowledge that Section 2.03 (Commencement of Servicing Responsibilities) shall be inapplicable to this Agreement.

17. The parties hereto acknowledge that Section 2.04 (Custodial Agreement) shall be inapplicable to this Agreement, as superseded by the provisions of the Trust Agreement.

18. Section 3.01 (Servicer to Service) is hereby amended and restated in its entirety to read as follows:

            Section 3.01 Servicer to Service.

                  From the date of origination of the related Mortgage Loans to the related Closing Date, the Servicer shall have serviced the related Mortgage Loans in accordance with Accepted Servicing Practices. From and after the related Closing Date, the Servicer, as an independent contractor, shall service and administer the Mortgage Loans pursuant to this Agreement and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

                  Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, imminent and the Servicer has obtained the prior written consent of the Owner) the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. With respect to a Reconstitution Agreement, in the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the


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

            Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 3.04, the difference between
            (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

                  Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

                  In servicing and administering the Mortgage Loans, the
            Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Owner's reliance on the Servicer.

                  Unless written consultation and approval by the Owner, is
            required pursuant to this Section 3.01, the Servicer may, without such consultation and approval, take actions relative to the servicing and administration of the Mortgage Loans that are consistent with Accepted Servicing Practices.

19. The parties hereto acknowledge that references to the "Owner" in the second and third paragraphs of Section 3.02 shall refer to the Master Servicer, except that the expense of any environmental inspection or review at the request of the Master Servicer shall be an expense of the Trust Fund.

20. The parties hereto acknowledge that the (i) reference to "[Servicer]" in the fourth line of the first paragraph of Section 3.04 shall be to "Washington Mutual Bank, FA," (ii) reference to"[Owner]" in the fourth line of the first paragraph of Section 3.04 shall be to the "SASCO 2003-23H Trust Fund", (iii) the third sentence of the first paragraph of
      Section 3.04 shall be deleted in its entirety and (iv) reference to "Cut-off Date" in the second paragraph of Section 3.04 shall mean "June 1, 2003."

21. Section 3.06 (Establishment of and Deposits to Escrow Account) is hereby amended by (i) changing the words "Washington Mutual Bank, FA in trust for Centre Capital Group, Inc., owner of Fixed and Adjustable Rate Mortgage Loans, and various Mortgagors" appearing in the fourth, fifth and sixth lines of the first paragraph thereof to "Washington Mutual Bank, FA in trust for the SASCO 2003-23H Trust Fund," and (ii) deleting the following words from the end of the second sentence of the first paragraph of
      Section 3.06: "in a manner that shall provide maximum available insurance hereunder."

22. Section 3.10 is hereby amended by deleting in its entirety the proviso to the first sentence of the third paragraph of Section 3.10.

23. Section 3.18 (Title, Management and Disposition of REO Property) is hereby amended and restated in its entirety to read as follows:

            Section 3.18. Title, Management and Disposition of REO Property.

                  In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trust Fund or Master Servicer acting in its capacity as agent for the Trust Fund, or in the event the Trust Fund or Master Servicer as agent for the Trust Fund is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Trust Fund or Master Servicer as agent for the Trust Fund from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trust Fund or Master Servicer as agent for the Trust Fund shall acknowledge in writing that such title is being held as nominee for the Trust Fund.

                  The Servicer shall manage, conserve, protect and operate each
            REO Property for the Trust Fund solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than three years, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trust Fund.

                  In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

                  Notwithstanding any other provisions of this Agreement, no REO
            Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  If a period longer than three years is permitted under the foregoing and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Master Servicer as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Master Servicer, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Trust Fund as mortgagee.

                  The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (a) 100% of the maximum insurable value of the improvements which are a part of such property, or (b) unpaid principal balance of the related Mortgage Loan at the time it becomes an REO Property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

                  The disposition of REO Property shall be carried out by the
            Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Trust Fund. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees, and on the Remittance Date immediately following the date on which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Master Servicer.

                  The Servicer shall advance funds necessary for the proper
            operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section
            3.12 and the fees of any managing agent of the Servicer, or the Servicer itself, which advances shall be deemed "Servicing Advances" for the purposes hereunder. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section
            3.18 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

                  Notwithstanding the foregoing, at any time and from time to time, the Master Servicer as agent for the Trust Fund may at its election terminate this Agreement with respect to one or more REO Properties as provided by Section 9.02.

                  Prior to acceptance by the Servicer of an offer to sell any
            REO Property, the Servicer shall notify the Master Servicer of such offer in writing which notification shall set forth all material terms of said offer (each a "Notice of Sale"). The Master Servicer shall be deemed to have approved the sale of any REO Property unless the Master Servicer notifies the Servicer in writing, within five
            (5) days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale.

24. Section 4.02 (Statements to Owner) is hereby amended by (i) renaming the section "Statements to Master Servicer," (ii) adding the words "or, if such calendar day is not a Business Day, the immediately preceding Business Day" after the words "tenth calendar day of each month," (iii) changing the words "preceding Determination Date" to the words "last calendar day of the preceding month," (iv) substituting "Master Servicer" for "Owner" throughout and (v) adding the following paragraph (d) to such Section to read as follows:

                  (d) In addition to the Monthly Remittance Advice, as a
            separate report to be furnished upon request by the Master Servicer, the Servicer shall provide information on a current and cumulative basis regarding the amount of any (i) claims filed, (ii) claim payments made, (iii) claims denied and (iv) policies cancelled with respect to those Serviced Mortgage Loans covered by any PMI Policy or LPMI Policy.

25. Section 4.03 (Monthly Advances by Servicer) is hereby amended by adding the following new sentence immediately following the first sentence of such section:

                  Any amounts held for future distribution and so used to make
            Monthly Advances shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Trust Fund required to be made on such Remittance Date.

26. The parties hereto acknowledge that Section 4.04 (Due Dates Other Than the First of the Month) shall be superceded by the definition of Due Date and inapplicable to this Agreement.

27. Section 5.01 (Servicing Compensation) is hereby amended by adding the following sentences at the end of such Section:

                  The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

28. Section 5.06 (Annual Independent Public Accountants' Servicing Report) is hereby amended and restated in its entirety to read as follows:

            Section 5.06 Annual Audit Report.

            Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), beginning with March 15, 2004, the Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Seller and Master Servicer a statement to the effect that, based on an examination conducted by such firm substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers ("USAP"), the assertion of management of the Servicer that it has complied with the minimum servicing standards identified in the USAP is fairly stated in all material respects, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

29. A new Section 5.07 is hereby added to the Master Servicing Agreement to read as follows:

            Section 5.07 Annual Officer's Certificate.

            Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), beginning with March 15, 2004, the Servicer, at its own expense, will deliver to the Seller and the Master Servicer a Servicing Officer's certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officer and the nature and status thereof.

30. A new Section 5.08 is hereby added to the Master Servicing Agreement to read as follows:

            Section 5.08 Servicing Officer's Certificate.

            Not later than March 15 of each year (or if such day is not a Business Day, the next succeeding Business Day), beginning with March 15, 2004, the Servicer, at its own expense, will deliver to the Seller and the Master Servicer a Servicing Officer's Certificate, a form of which is attached hereto as Exhibit E, for the prior calendar year, beginning with the calendar year ending December 31, 2003, stating, as to the signer thereof, that (i) a review of the activities of the Servicer for the prior calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officer and the nature and status thereof.

31. The first and second lines of Section 6.01(a) are hereby restated to read as follows:

                  The Servicer is a federally chartered savings association, duly organized, validly existing and in good standing under applicable law and has all licenses

32. The second, third and fourth paragraphs of Section 6.02 (Remedies for Breach of Representations and Warranties of the Servicer) are hereby restated to read as follows:

                  Within 60 days of the earlier of either discovery by or notice to the Servicer of any Breach of a representation or warranty set forth in Section 6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its Best Efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Servicer shall, at the Trustee's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage

            Loans) to a successor Servicer selected by the Trustee with the prior consent and approval of the Master Servicer. Such assignment shall be made in accordance with Section 10.01.

                  In addition, the Servicer shall indemnify (from its own funds)
            the Trustee, the Trust Fund and the Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Servicer's representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 6.02 constitute the sole remedies of the Master Servicer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties.

                  Any cause of action against the Servicer relating to or
            arising out of the Breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such Breach by the Servicer or notice thereof by the Trustee or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee or the Master Servicer for compliance with this Agreement.

33. The parties hereto acknowledge that Section 6.03 (Representations and Warranties of the Owner), Section 6.04 (Remedies for Breach of Representations and Warranties of Owner) Section 7.01 (Removal of Mortgage Loans from Inclusion Under the Agreement Upon a Pass-Through Transfer or a Whole Loan Transfer on One or More Reconstituted Dates) and Section 7.02 (Owner's Repurchase and Indemnification Obligations) are inapplicable to this Agreement.

34. Section 7.03 (Indemnification; Third Party Claims) is hereby amended in its entirety to read as follows:

                  The Servicer shall indemnify the Trust Fund, the Trustee and the Master Servicer and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement. The Servicer immediately shall notify the Seller, the Master Servicer and the Trustee or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall follow any written instructions received from the Trustee in connection with such claim. The Trustee from the assets of the Trust Fund promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer's indemnification pursuant to Section

            6.02, or the failure of the Servicer to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement.

                  The Trust Fund shall indemnify the Servicer and hold it
            harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Servicer may sustain in any way related to the failure of the Trustee or the Master Servicer to perform its duties in strict compliance with the terms of this Agreement.

                  In the event a dispute arises between an indemnified party and the indemnifying party with respect to any of the rights and obligations of the parties pursuant to this Agreement and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney's fees and other costs and expenses related to the adjudication of said dispute.

35. Section 8.02 is hereby amended (i) by replacing the word "Owner" with the words "Master Servicer, Trust Fund or Trustee", (ii) by changing the word "Owner" to "Trustee" where it appears in the proviso to the third sentence thereof and (iii) by changing the word "Owner" to "Trust Fund" in the fourth sentence of such Section.

36. The first paragraph of Section 8.03 (Limitation on Resignation and Assignment by Servicer) is hereby amended in its entirety to read as follows:

                  Except as permitted in Section 8.01, the Servicer shall
            neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Servicer shall fully liable for such tasks as if the Servicer performed them itself) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Trustee and the Master Servicer, which consent shall be granted or withheld in the reasonable discretion of such parties, provided, however, that the Servicer may assign its rights and obligations hereunder without prior written consent of the Trustee and the Master Servicer to any entity that is directly owned or controlled by the Servicer, and the Servicer guarantees the performance of such entity hereunder. In the event of such assignment by the Servicer, the Servicer shall provide the Trustee and the Master Servicer with a written statement guaranteeing the successor entity's performance of the Servicer's obligations under the Agreement.

      References to "Owner" in the second and third paragraph of Section 8.03 shall refer to the "Master Servicer acting at the direction, or with the prior consent of, the Trustee".

37. Section 9.01 is hereby amended by changing the references to "Owner" in the third and fourth paragraph of such section to "Master Servicer."

38. Section 9.02 (Termination Without Cause) is hereby amended in its entirety to read as follows:

            Section 9.02 Termination Without Cause.

                  This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Owner (or advances by the Servicer for the same), and (b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder or (ii) mutual consent of the Servicer, the Seller and the Master Servicer in writing. Any such notice of termination shall be in writing and delivered to the Servicer by registered mail to the address set forth at the beginning of this Agreement. The Master Servicer, the Trustee and the Servicer shall comply with the termination procedures set forth in Sections 10.01 and 10.03 hereof and the procedures set forth below.

                  In connection with any such termination referred to in clause
            (ii) above, the Seller will be responsible for reimbursing the Servicer for all unreimbursed out-of-pocket Servicing Advances within 15 Business Days following the date of termination and other reasonable and necessary out-of-pocket costs associated with any transfer of servicing.

                  Notwithstanding and in addition to the foregoing, in the event that a Mortgage Loan becomes an REO Property, the Seller may at its election terminate this Agreement with respect to such REO Property upon 15 days' written notice to the Servicer. In the event of such election, the Seller shall reimburse the Servicer for all unreimbursed out-of-pocket Servicing Advances and Monthly Advances on the date of termination and other reasonable and necessary out-of-pocket costs associated with any transfer of servicing, including, but not limited to, costs associated with the transfer of the related files to the Owner's designee.

39. Section 10.01 (Successor to the Servicer) is hereby amended in its entirety to read as follows:

                  Simultaneously with the termination of the Servicer's
            responsibilities and duties under this Agreement pursuant to Sections 6.02, 8.03, 9.01 or 9.02, the Master Servicer shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor servicer meeting the eligibility requirements of this Agreement set forth in Sections 8.01(i) and (ii) and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement upon the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer that is not at that time a Servicer of other mortgage loans for the Trust Fund shall be subject to the approval of the Master Servicer, the Seller, the Trustee and each Rating Agency (as such term is defined in the Trust Agreement). Unless the successor servicer is at that time a Servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Master Servicer or the Depositor, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 10.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to
            Section 6.01 and the remedies available to the Trustee under Sections 6.02 and 7.03, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and 7.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                  Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer shall cooperate with the Trustee and the Master Servicer, as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or any Escrow Account or thereafter received with respect to the Mortgage Loans.

                  Any successor appointed as provided herein shall execute,
            acknowledge and deliver to the Trustee, the Servicer and the Master Servicer an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in
            Section 6.01 and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 9.01 and 9.02 shall not affect any claims that the Master Servicer or the Trustee may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

                  The Servicer shall deliver (i) within three (3) Business Days to the successor Servicer the funds in the Custodial Account and Escrow Account and (ii) within 30 Business Days all Mortgage Loan Documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                  Upon a successor's acceptance of appointment as such, the
            Servicer shall notify the Trustee and Master Servicer of such appointment in accordance with the notice procedures set forth herein.

                  Except as otherwise provided in this Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder as a result of a termination of the Servicer for cause pursuant to Section 9.01 of the Agreement, including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data to the successor servicer shall be paid by the terminated, removed or resigning Servicer from its own funds without reimbursement.

40. The parties hereto acknowledge that Section 10.02 (Closing), Section 10.03 (Closing Documents), Section 10.07 (Notices) and Section 10.16 (Exhibits) are inapplicable to this Agreement.

41. A new Section 10.19 is hereby added to the Master Servicing Agreement to read as follows:

            Intended Third Party Beneficiaries. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Master Servicer and the Trustee as if they were parties to this Agreement; provided, however, that the Servicer's reporting obligations will run directly and solely to the Master Servicer. The Master Servicer and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.

                                    EXHIBIT B

                           Master Servicing Agreement

                                See Exhibit 99.11

                                    EXHIBIT C

             Master Mortgage Loan Purchase and Warranties Agreement

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT D

                             Mortgage Loan Schedule

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT E

                     FORM OF SERVICING OFFICER'S CERTIFICATE

Structured Asset Securities Corporation
745 Seventh Avenue, 7th Floor
New York, New York 10019

Aurora Loan Services, Inc.
2530 South Parker Road, Suite 601T
Aurora, Colorado 80014

Re: Structured Asset Securities Corporation, Mortgage Pass-Through Certificates, Series 2003-23H
      --------------------------------------------------------------

      I, [name of certifying individual], a duly elected and acting officer of Washington Mutual Bank, FA (the "Servicer"), certify pursuant to Section 5.08 of the Reconstituted Servicing Agreement, dated as of June 1, 2003, by and among the Servicer and Lehman Brothers Holdings Inc., as seller (as from time to time amended or replaced by a reconstituted servicing or other successor servicing agreement, (the "Servicing Agreement") between the Servicer and Lehman Brothers Bank, FSB (the "Owner") to the Owner, each Person, if any who "controls" the Owner or such other Person within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the "Relevant Year"), as follows:

      1. For purposes of this Certificate, "Relevant Information" means the information in the certificate provided pursuant to Section 5.07 of the Servicing Agreement (the "Annual Compliance Certificate") for the Relevant Year and the information in all Monthly Remittance Advices provided by the Servicer during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

      2. The Relevant Information has been provided to those Persons entitled to receive it.

      3. I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement during the Relevant Year. Based upon the review required by the Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants' statement provided pursuant to
Section 5.06 of the Servicing Agreement, to the best of my knowledge, the Servicer has fulfilled its obligations under the Servicing Agreement throughout the Relevant Year.

                                        WASHINGTON MUTUAL BANK, FA


                                        Name:  _________________________________
                                        Title: _________________________________
                                        Date:  _________________________________

                                    Exhibit F

                       Assignment and Assumption Agreement

                             [INTENTIONALLY OMITTED]